Exhibit 99.1

13760 Noel Road, Suite 830 Dallas, Texas 75240 Phone: (214) 378-8992 Fax: (214) 378-8437 www.digrec.com

December 5, 2011
Delivered via FedEx
Una Hahn; Lead Analyst
NASDAQ OMX
Listing Qualifications
9600 Blackwell Road
Rockville, MD 20850 USA

Subject: NASDAQ Letter of June 10, 2011 regarding TBUS and minimum bid price

Dear Ms Hahn:

DRI acknowledges that it is not in compliance with the minimum $1 bid price rule and hereby requests an additional 180 day grace period in which to achieve compliance. The company believes that the deficiency may be corrected by normal functioning of the market and operations of the Company. However, the Company hereby stipulates that, should the minimum $1 bid price rule not be achieved during and prior to the end of the requested additional 180 day grace period, and the Company has not voluntarily withdrawn its listing on the NASDAQ, then it will implement a reverse split in its common stock as required to achieve the $1/share (for at least ten consecutive trading days) benchmark during and prior to the additional 180 day grace period ending.

Thank you in advance for your kind consideration of this request for the additional 180 day grace period in which to achieve compliance.

Best Regards:

David L Turney; Chairman and CEO